Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Federated Fixed Income Securities:

In planning and performing our audit of the financial statements of Federated Municipal
Ultrashort Fund, (the "Fund"), one of the portfolios c onstituting Federated Fixed Income
Securities, Inc., as of and for the year ended Septemb er 30, 2008, in accordance with the standards of the Public Company Accounting Oversight Bo ard (United States), we considered the Fund's internal control over financial r eporting, including controls over safeguarding securities, as a basis for designing our a uditing procedures for the purpose of expressing our opinion on the financial statements a nd to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over finan cial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establis hing and maintaining effective internal control over financial reporting. In fulfill ing this responsibility, estimates and judgments by management are required to assess the expe cted benefits and related costs of controls. A Fund's internal control over financial r eporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purpo ses in accordance with generally accepted accounting principles. A Fund's internal cont rol over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that,
in reasonable detail, accurately and fairly reflect the
 transactions and dispositions of the
assets of the Fund; (2) provide reasonable assurance tha t transactions are recorded as necessary to permit preparation of financial statements in accordance with generally
accepted accounting principles, and that receipts and e xpenditures of the Fund are being made only in accordance with authorizations of management and directors of the Fund;
and (3) provide reasonable assurance regarding prevention
 or timely detection of
unauthorized acquisition, use or disposition of a Fund's
 assets that could have a material
effect on the financial statements.

Because of its inherent limitations, internal control ov er financial reporting may not prevent or detect misstatements. Also, projections of an y evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance wi th the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting ex ists when the design or operation of a control does not allow management or employe es, in the normal course of performing their assigned functions, to prevent or detect mi sstatements on a timely basis.
A material weakness is a deficiency, or a combination of de ficiencies, in internal control over financial reporting, such that there is a reasonable p ossibility that a material misstatement of the company's annual or interim financial st atements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over finan cial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Compan y Accounting Oversight
Board (United States).

However, we noted no deficiencies in the Fund's internal co ntrol over financial reporting and its operation, including controls for safeguarding secu rities that we consider to be a material weakness as defined above as of September 30, 2008.



This report is intended solely for the information and use of management and the Board of Trustees of the Fund and the Securities and Exchange Com mission and is not intended to be and should not be used by anyone other than these spe cified parties.



ERNST & YOUNG LLP

Boston, Massachusetts
November 24, 2008